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                                                                   Exhibit 10.55


                                   AGREEMENT
                                   ---------


     This Separation Agreement and Release of Claims ("Agreement") is entered into by Frank W. Anastasio and all of his agents, successors and assigns ("Employee"), and Vencor, Inc. ("Vencor") and all companies related to Vencor and all of its affiliates, subsidiaries or related companies, past and present (collectively, the "Company").

     WHEREAS, Employee and Company hereby desire to settle all disputes and issues related to the resignation of Employee from his services to the Company.

     NOW, THEREFORE, in consideration of the premises and the terms and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

          1.   Resignation.  Employee hereby resigns from all capacities and
               -----------
positions with the Company effective October 30, 1999 ("Date of Termination").

          2.   Obligations of the Company.  Following the execution of this
               --------------------------
Agreement, the Company shall pay Employee his base salary through the Date of Termination and any amounts owed to Employee pursuant to the Company's standard reimbursement procedures. In addition, subject to the terms and conditions of this Agreement (including Section 13), Employee shall be entitled to the following additional payments and benefits:

               (a) $64,500 representing the prorated portion of the Employee's target bonus for 1999 less amounts previously distributed.

               (b) $322,500 representing an amount equal to 1.5 times the Employee's base salary for 1999.

               (c) $193,500 representing an amount equal to 1.5 times the Employee's target bonus for 1999.

               (d) For a period of eighteen months following the Date of Termination, the Employee shall be treated as if he had continued to be an executive for all purposes under the Vencor Health Insurance Plan and Dental Insurance Plan, provided, however, that such benefits shall be provided only as long as similar benefits are provided to employees of the Company. Following this continuation period, the Employee shall be entitled to receive

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continuation coverage under Part 6 of Title I of ERISA ("COBRA Benefits")
treating the end of this period as a termination of the Employee's employment if allowed by law.

               (e) For a period of eighteen months following the Date of Termination, the Company shall maintain in force, at its expense, the Employee's life insurance in effect under the Vencor, Inc. Voluntary Life Insurance Benefit Plan as of the Date of Termination, provided, however, that such benefits shall be provided only as long as similar benefits are provided to employees of the Company.

               (f) For a period of eighteen months following the Date of Termination, the Company shall provide short-term and long-term disability insurance benefits to Employee equivalent to the coverage that the Employee would have had had he remained employed under the disability insurance plans applicable to Employee on the Date of Termination, provided, however, that such benefits shall be provided only as long as similar benefits are provided to employees of the Company. Should Employee become disabled during such period, Employee shall be entitled to receive such benefits, and for such duration, as the applicable plan provides.

               (g) To the extent not already vested pursuant to the terms of such plan, the Employee's interests under the Vencor Retirement Savings Plan shall be automatically fully vested, without regard to otherwise applicable percentages for the vesting of employer matching contributions based upon the Employee's years of service with the Company.

               (h) The Company shall adopt such amendments to its employee benefit plans, if any, as are necessary to effectuate the provisions of this Agreement.

               (i) The Company shall take such action as is required to cause the promissory note entered into in connection with the loan to Employee, dated April 30, 1998, as amended, in an original principal amount of $360,000 (the "Preferred Stock Loan") to be amended to provide that (x) any payments scheduled to be made in respect to the Preferred Stock Loan shall not be due and payable prior to the fifth anniversary of the Date of Termination, (y) if the average closing price of Vencor common stock for the 90 days prior to any interest payment date is less than $8.00, such interest payment shall be forgiven and (z) during the five-day period following receipt of a written notice by the Company after the expiration of the fifth anniversary of the Date of Termination, the Employee shall have the right to put the preferred stock underlying the Preferred Stock Loan to the Company at a price of $1,000 per share. Notwithstanding the above, nothing in this Agreement shall be deemed to affect the Employee's rights under that certain Agreement between the Employee and Vencor, Inc. dated as of August 17, 1999 (the "Preferred Stock Agreement").

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               (j) Employee shall be credited with an additional eighteen months of vesting for purposes of all outstanding stock option awards to purchase
Vencor common stock and Employee will have an additional eighteen months in which to exercise such stock options.

               (k) Employee shall be awarded $14,400 in exchange for all stock awards that employee may otherwise be entitled to receive. In addition, Employee shall be entitled to retain the computer he is currently using.

               (l) All commitments made to Employee under paragraphs (a) through
(c) and paragraph (k) above shall be paid or issued upon the later of 14 days from the Date of Termination or the expiration of the seven day period referenced in Section 16 or as otherwise provided by Section 24 of this Agreement.

          3.   Death after Resignation.  In the event of the death of Employee
               -----------------------
during the period Employee is receiving payments pursuant to this Agreement, Employee's designated beneficiary shall be entitled to receive the balance of the payments; or in the event of no designated beneficiary, the remaining payments shall be made to Employee's estate.

          4.   Employee Acknowledgment and Release. Employee expressly
               -----------------------------------
acknowledges that the above payments include consideration for the settlement, waiver, release and discharge of any and all claims or actions arising from Employee's employment, the terms and conditions of Employee's employment, or Employee's termination of employment with the Company, including claims of employment discrimination, wrongful termination, unemployment compensation or any claim arising under law or equity, express or implied contract, tort, public policy, common law or any federal, state or local statute, ordinance, regulation or constitutional provision.

               (a) The claims released and discharged by Employee include, but are not limited to, claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; The Older Workers Benefit Protection Act ("OWBPA"); the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended; the Americans with Disabilities Act ("ADA"); the Fair Labor Standards Act; the Employee Retirement Income and Security Act of 1974, as amended; the National Labor Relations Act; the Labor Management Relations Act; the Equal Pay Act of 1963; the Pregnancy Discrimination Act of 1978; the Rehabilitation Act of 1973; workers' compensation laws; Kentucky Wage and Hours Laws, claims before the Kentucky Commission for Human Rights and Kentucky Revised Statutes sections 341 et seq.

               (b) Employee recognizes that by signing this Agreement, he may be giving up some claim, demand or cause of action which he now has or may have, but which is unknown to him. Employee also acknowledges that he is giving up any right to seek future

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employment with the Company, that the Company has no obligation to rehire him at any future date, and agrees that he will not apply for work with the Company.

               (c) Employee agrees not to file any charges, complaints, lawsuits or other claims against the Company that relate in any manner to the Employee's employment or the resignation or termination of Employee's employment with the Company.

               (d) Employee expressly waives any present or future claims against the Company for alleged race, color, religious, sex, national origin, age or disability discrimination or harassment under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Equal Pay Act of 1963; the Americans with Disabilities Act; the Family Medical Leave Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Rehabilitation Act of 1973; or any other federal or state law protecting against such discrimination or harassment.

               (e) Employee acknowledges that the Company has not and does not admit that it engaged in any discrimination, wrong doing or violation of law on the Company's part concerning Employee. Employee and the Company agree that by entering into this Agreement no discrimination, wrong doing, or violation of law has been acknowledged by the Company or assumed by Employee. Employee and the Company further acknowledge that this Agreement is not an admission of liability.

          5.   Confidentiality.  Employee and the Company agree to keep the
               ---------------
contents and terms of this Agreement confidential and not to voluntarily disclose the terms or amount of settlement to third parties. The only exception is that Employee may reveal the terms of this Agreement to his spouse, attorney, tax preparer or as otherwise required by law. The Company may reveal the terms of this Agreement to its attorneys, accountants, financial advisors, managerial employees, and any disclosure required by law or business necessity. Employee and the Company agree that in the event the terms of this Agreement are disclosed to the third parties as allowed or required herein, the third parties will be advised of the obligation to keep the terms of this Agreement confidential, and will obtain the third party's agreement to abide by the terms of the confidentiality provisions set forth in this Agreement. In the event that Employee breaches the confidentiality of this Agreement, Employee understands that the Company shall have the right to pursue all appropriate legal relief, including, but not limited to, attorneys' fees and costs.

          6.   Public Statement. Employee further agrees not to make
               ----------------
derogatory or negative remarks or comments about the Company, its affiliates and their respective directors, officers, shareholders, agents or employees, to any third parties, and not to otherwise defame the Company in any manner. In the event that Employee defames the Company, its affiliates and their respective directors, officers, shareholders, agents or employees, Employee understands that the Company shall have the right to pursue all appropriate legal relief, including but not limited to, attorneys' fees and costs, and reimbursement of all monies paid hereunder. Company agrees

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not to make derogatory or negative remarks or comments about Employee to any third parties, not to otherwise defame the Employee in any manner. In the event that the Company defames Employee, Company understands that the Employee shall have the right to pursue all appropriate legal relief, including but not limited to, attorneys' fees and costs.

          7.   Ability to Revoke.
               -----------------

               (a) Employee acknowledges and agrees that the Company has advised him and encouraged him to consult with an attorney, and he has consulted with an attorney regarding this Agreement prior to signing below, and that he has been given a period of at least twenty one (21) days within which to consider this Agreement, including waiver of any ADEA and OWBPA age claims before voluntarily signing this Agreement.

               (b) Employee agrees and understands that he may revoke this Agreement within seven (7) days after signing the Agreement, and that the Agreement shall not become effective or enforceable until the revocation period has expired or as otherwise provided by Section 24.

               (c) Any revocation of this Agreement must be made in writing and delivered by hand or certified mail to Joseph L. Landenwich, Vencor, Inc., One Vencor Place, 680 South Fourth Avenue, Louisville, Kentucky 40202, before the expiration of the revocation period.

          8.   Confidential Information.  At no time shall Employee divulge,
               ------------------------
furnish, or make accessible to anyone any confidential knowledge or information about the Company's businesses or operations (except as required by law or order of court or other governmental agency) or any of the clients, patients, customers or suppliers of the Company or with respect to any other confidential aspect of the businesses of the Company. Employee understands and agrees that any violation of this provision will cause the Company irreparable harm which cannot adequately be compensated by an award of money damages. As a result, Employee agrees that, in addition to any other remedy the Company may have, a violation of this Agreement may be restrained by issuance of an injunction by any court of competent jurisdiction. Employee further agrees to accept service of process by first class or certified United States mail.

          9.   Cooperation. Employee agrees that should the Company request
               -----------
Employee's cooperation in connection with litigation, government investigations or other administrative or legal proceeding, Employee shall cooperate fully with the Company or its designated agents. Employee further agrees to cooperate fully in disclosing to the Company or its designated agents, any information which Employee obtained during the course and scope of his employment with the Company, and to which other employees of the Company were not privy.

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          10.  Disputes.  Any dispute or controversy arising under, out of, or
               --------
in connection with this Agreement shall, at the election and upon written demand of either party, be finally determined and settled by binding arbitration in the City of Louisville, Kentucky, in accordance with the Labor Arbitration rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall pay their costs of the arbitration and all reasonable attorneys' and accountants' fees incurred in connection therewith, including any litigation to enforce any arbitration award.

          11.  Successors. This Agreement is personal to Employee and without
               ----------
the prior written consent of the Company shall not be assignable by Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          12.  Other Severance Benefits.  Except as specifically provided in
               ------------------------
this Agreement, Employee hereby agrees that in consideration for the payments to be received under this Agreement, Employee waives any and all rights to any payments or benefits under any plans, programs, contracts or arrangements of the Company that provide for severance payments or benefits upon a termination of employment, including, without limitation, the Employment Agreement between Employee and Vencor Operating, Inc. dated as of July 28, 1998 as amended, September 28, 1998, and the Change in Control Severance Agreement between the Employee and Vencor Operating, Inc. This Agreement does not affect the Employee's rights under the Preferred Stock Agreement or the Employee's rights to receive the benefits accruing to the Employee under the Vencor, Inc. Supplemental Executive Retirement Plan effective January 1, 1998 as amended February 20, 1998 (the "SERP") as of the Date of Termination. Notwithstanding the above, this Agreement shall not be deemed to constitute either an assumption or rejection of the Preferred Stock Agreement or the SERP under 11 U.S.C.
Section 365.

          13.  Withholding.  All payments and stock issuances to be made to
               -----------
Employee hereunder will be subject to all applicable required withholding of taxes.

          14.  No Mitigation.  Employee shall have no duty to mitigate his
               -------------
damages by seeking other employment and, should Employee actually receive compensation from any such other employment, the payments required hereunder shall not be reduced or offset by any such compensation.

          15.  Execution by Employee. Employee will execute this Agreement and
               ---------------------
deliver the executed Agreement to Joseph L. Landenwich, Vencor, Inc., One Vencor Place, 680 South Fourth Avenue, Louisville, Kentucky 40202.

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          16.  Termination of Waiting Period. After receipt of the executed
               -----------------------------
Agreement by Employee, and after the expiration of the seven (7) day waiting period referenced in Section 7(b) of this Agreement, the Company will execute the Agreement subject to the conditions set forth in Section 24.

          17.  Voluntary Action. Employee acknowledges that he has read and
               ----------------
fully understands all of the provisions of this Agreement and that he is entering into this Agreement freely and voluntarily.

          18.  Notices.  Except as expressly provided herein, any notice
               -------
required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered or sent by telephone facsimile transmission, personal or overnight couriers, or registered mail with confirmation of receipt, addressed as follows:

          If to Employee:
          --------------
          Frank W. Anastasio
          10523 Black Iron Road
          Louisville, KY 40291

          If to Company:
          -------------
          Vencor Operating, Inc.
          One Vencor Place
          680 South Fourth Avenue
          Louisville, KY  40202
          Attn:  Legal Department

          19.  Governing Law.  This Agreement shall be governed by the laws of
               -------------
the Commonwealth of Kentucky.

          20.  Waiver of Breach and Severability.  The waiver by either party of
               ---------------------------------
a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective.

          21.  Entire Agreement; Amendment.  This Agreement contains the
               ---------------------------
entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter hereof. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Employee and a designated officer of the Company.

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          22.  Headings.  The headings in this Agreement are for convenience
               --------
only and shall not be used to interpret or construe its provisions.

          23.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          24.  Bankruptcy Court Approval.  As a condition to the effectiveness
               -------------------------
of this Agreement, this Agreement, and the Company's entry into this Agreement, must be authorized by the United States Bankruptcy Court for the District of Delaware, by an order that has not been stayed, amended or revoked, unless the Company receives advice of counsel that such an order is not necessary. The Company agrees to take reasonable efforts to obtain any such approval.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                VENCOR, INC.


                                By: /s/ Owen E. Dorsey
                                    ---------------------------------
                                Title: Chief Administrative Officer
                                -------------------------------------

                                EMPLOYEE


                                /s/ Frank W. Anastasio
                                -------------------------------------
                                Frank W. Anastasio

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